FOR IMMEDIATE RELEASE
----------------------

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com
---------------------
Contact: Ken Jones
         Senior Vice President, Chief Financial Officer
         800-451-4872 ext.1105
         kjones@tgic.com
         ---------------

                       TRIAD GUARANTY INC. REPORTS RECORD
                 EARNINGS OF $18.6 MILLION FOR THE FIRST QUARTER

WINSTON-SALEM, N.C., April 27, 2006-- Triad Guaranty Inc. (NASDAQ: TGIC) today reported record net income for the quarter ended March 31, 2006 of $18.6 million compared with $15.8 million for the same quarter a year ago, an increase of 18%. Diluted earnings per share were $1.25 for the first quarter of 2006 compared with $1.07 for the first quarter of 2005, an increase of 17%. Realized investment gains, net of taxes, increased diluted earnings per share by $0.04 in the first quarter of 2006 while not impacting diluted earnings per share in the same quarter of 2005. The impact of adopting FAS 123R requiring the expensing of stock options was $0.01 per share, net of taxes, in the first quarter of 2006.

Mark K. Tonnesen, President and Chief Executive Officer, said, "Our earnings for the quarter were slightly better than we had anticipated. We experienced strong top line growth, the result of increased persistency and particularly robust production in the Modified Pool arena. These factors combined to generate a 24% increase in earned premiums from the same period a year ago. While the number of defaults in inventory declined by 271 from year-end levels due to seasonal influences, our year over year increase reflects the general seasoning of the portfolio. Defaults from the Katrina/Rita FEMA designated areas, which are included in these results, declined from 891 at December 31, 2005 to 791 at March 31, 2006. While paid claims were higher than we anticipated, new claims filed during the quarter were lower than expected. We added reserves during the quarter as we remain cautious about the impact of slowing house price appreciation and the impact of rising interest rates."

Mr. Tonnesen continued, "The strong first quarter production and premium growth has led us to increase our earnings estimate for 2006 and, assuming no economic downturn or broad-based decline in the housing market, we now estimate 2006 earnings, excluding realized gains or losses, to be in the range of $4.90 to $5.20 per share on a diluted basis. In addition to the premium growth we are encouraged with many of the first quarter trends and look forward to the remainder of 2006."

Total insurance in force reached $48.2 billion at March 31, 2006, compared with $38.2 billion a year ago. Insurance in force included Primary of $29.9 billion and Modified Pool of $18.3 billion at March 31, 2006 compared with $29.0 billion and $9.2 billion, respectively, a year earlier. New insurance written during the first quarter of 2006 totaled $6.5 billion compared with $4.3 billion in the first quarter of 2005. Primary new insurance written for the first quarter of 2006 was $1.9 billion, down from $2.2 billion in the first quarter of 2005. New insurance written attributable to Modified Pool transactions totaled $4.6 billion in the first quarter of 2006, up from $2.1 billion for the same period of 2005.

Earned premiums for the first quarter of 2006 were $47.9 million, an increase of 24% over the same period a year ago. The increase in earned premiums was due primarily to the growth in Modified Pool insurance inforce. The underlying volume of Modified Pool transactions that produce the insurance in force growth will fluctuate from quarter to quarter. Persistency was 71.1% at March 31, 2006 compared with 69.0% at March 31, 2005.

Incurred claims for the first quarter were $16.4 million, down from $22.0 million in the fourth quarter of 2005 and significantly up from $10.6 million in the first quarter of 2005. Total paid claims for the first quarter of 2006 were $14.4 million, up $2 million from the fourth quarter of 2005 and up significantly from $9.7 million in the first quarter of 2005. Primary severity on paid claims was $26,300 in the first quarter of 2006, slightly greater than the $26,200 experienced in the fourth quarter of 2005 and up from $24,700 in the first quarter of 2005. The Primary delinquency rate was 2.37% at March 31, 2006 compared with 2.45% at December 31, 2005 and 1.90% at March 31, 2005. Conversely, the Modified Pool delinquency rates dropped to 1.74% at March 31, 2006 compared with 2.15% and 2.41% at December 31, 2005 and March 31, 2005, respectively, reflecting the strong growth of unseasoned insurance in force during the last twelve months.

The Company's loss ratio was 34.1% for the first quarter of 2006 compared with 48.9% in the fourth quarter of 2005 and 27.4% for the first quarter of 2005. The Company's expense ratio continued to decline and was 25.6% for the first quarter of 2006 compared to 26.4% in the fourth quarter of 2005 and 28.1% in the first quarter of 2005.

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing credit enhancement solutions to its lender customers and the capital markets. This allows buyers to achieve homeownership sooner, facilitates the sale of mortgage loans in the secondary market and protects lenders from credit default-related expenses. For more information, please visit the Company's web site at http://www.triadguaranty.com

Diluted realized investment gains/(losses) per share, net of taxes is a non-GAAP measure. We believe this is relevant and useful information to investors because, except for losses on impaired securities, it shows the effect that the Company's discretionary sale of investments had on earnings.

This document may contain forward-looking statements that involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risk and uncertainties as part of the Safe Harbor statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.

                                    - ### -

  (Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                               Triad Guaranty Inc.
                          Consolidated Income Statement
                                   (Unaudited)

                                                                    Three Months Ended
                                                                        March 31,
                                                                 2006              2005
                                                                 ----              ----
                                                              (Dollars in thousands except
                                                                  per share amounts)
Premiums written:
     Direct                                                   $  59,312         $ 48,327
     Ceded                                                      (10,970)          (9,616)
                                                              ---------         --------
         Net premiums written                                 $  48,342         $ 38,711
                                                              =========         ========

Earned premiums                                               $  47,890         $ 38,777
Net investment income                                             6,222            5,415
Net realized investment gains                                       900                7
Other income                                                         (2)               9
                                                              ---------         --------
Total revenues                                                   55,010           44,208

Net losses and loss adjustment expenses                          16,351           10,630
Interest expense on debt                                            693              693
Amortization of deferred policy acquisition costs                 3,862            3,657
Other operating expenses - net                                    8,513            7,217
                                                              ---------         --------
Income before income taxes                                       25,591           22,011

Income taxes                                                      7,038            6,251
                                                              ---------         --------
Net income                                                    $  18,553         $ 15,760
                                                              =========         ========

Basic earnings per share                                      $    1.26         $   1.08
Diluted earnings per share                                    $    1.25         $   1.07

Weighted average common and common
   stock equivalents outstanding (in thousands)
       Basic                                                     14,758           14,618
       Diluted                                                   14,862           14,778

NON-GAAP INFORMATION:
     Diluted realized investment gains per share,
        net of taxes                                          $    0.04         $      -

                               Triad Guaranty Inc.
                           Consolidated Balance Sheet

                                                                 (Unaudited)                          (Unaudited)
                                                                   March 31,        December 31,        March 31,
                                                                     2006               2005              2005
                                                                     ----               ----              ----
                                                                 (Dollars in thousands except per share amounts)
Assets:
     Invested assets:
        Fixed maturities, available for sale, at market            $  541,393        $  534,064        $  472,990
        Equity securities, available for sale, at market                9,987             8,159            10,118
     Short-term investments                                             5,053             4,796            15,354
                                                                   ----------        ----------        ----------
                                                                      556,433           547,019           498,462

     Cash and cash equivalents                                         13,743             8,934             4,123
     Deferred policy acquisition costs                                 33,904            33,684            33,023
     Prepaid federal income tax                                       139,465           139,465           118,777
     Other assets                                                      42,433            38,401            32,222
                                                                   ----------        ----------        ----------
          Total assets                                             $  785,978        $  767,503        $  686,607
                                                                   ==========        ==========        ==========

Liabilities:
     Losses and loss adjustment expenses                           $   52,614        $   51,074        $   34,825
     Unearned premiums                                                 13,944            13,494            15,843
     Deferred income tax                                              159,180           155,189           141,702
     Long-term debt                                                    34,503            34,501            34,495
     Other liabilities                                                 10,530            14,054             8,937
                                                                   ----------        ----------        ----------
         Total liabilities                                            270,771           268,312           235,802

Stockholders' equity:
     Retained earnings                                                405,995           387,441           346,388
     Accumulated other comprehensive income                             7,211            11,106             9,912
     Other equity accounts                                            102,001           100,644            94,505
                                                                   ----------        ----------        ----------
        Total stockholders' equity                                    515,207           499,191           450,805
                                                                   ----------        ----------        ----------
Total liabilities and stockholders' equity                         $  785,978        $  767,503        $  686,607
                                                                   ==========        ==========        ==========

Stockholders' equity per share:
     Including unrealized investment gains                         $    34.74        $    33.79        $    30.70
     Excluding unrealized investment gains                         $    34.25        $    33.04        $    30.02

Common shares outstanding                                          14,831,560        14,774,153        14,684,648

                               Triad Guaranty Inc.
                  Sequential Quarterly Statistical Information
                                   (Unaudited)

                                           Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,
                                            2006      2005      2005      2005      2005      2004      2004      2004      2004
                                            ----      ----      ----      ----      ----      ----      ----      ----      ----
                                                             (Dollars in millions unless otherwise indicated)
Insurance In Force
------------------
Primary insurance in force                $ 29,891  $ 29,792  $ 29,820  $ 29,489  $ 29,001  $ 28,964  $ 28,811  $ 28,367  $ 28,272

Modified Pool insurance in force          $ 18,309  $ 14,615  $ 13,406  $ 10,018  $  9,217  $  7,863  $  7,010  $  6,390  $  5,614

Credit quality of primary insurance
  in force(1)
    Prime                                    84.6%     84.9%     85.5%     85.3%     86.1%     86.4%     86.9%     87.6%     87.8%
    Alt-A                                    10.4%      9.9%      9.2%      9.3%      8.5%      8.1%      7.5%      6.6%      6.2%
    A Minus                                   4.1%      4.2%      4.3%      4.5%      4.5%      4.5%      4.6%      4.7%      4.7%
    Sub Prime                                 0.9%      1.0%      1.0%      0.9%      0.9%      1.0%      1.0%      1.1%      1.2%

Alt A insurance in force - primary
    FICO between 620 and 659                 17.9%     19.2%     20.0%     21.6%     22.7%     22.9%     21.4%     20.0%     21.1%
    FICO between 660 and 699                 34.0%     33.9%     34.4%     36.6%     38.0%     38.4%     39.4%     41.1%     41.1%
    FICO between 700 and 739                 27.1%     26.4%     26.0%     23.8%     22.7%     22.4%     23.0%     23.1%     22.6%
    FICO greater than 739                    21.0%     20.5%     19.6%     18.0%     16.5%     16.3%     16.1%     15.8%     15.2%

Primary flow insurance in force subject
 to captive reinsurance arrangements         59.7%     59.0%     58.3%     57.2%     56.7%     56.6%     56.1%     55.0%     53.5%

Risk In Force
-------------

Primary net risk in force                 $  6,779  $  6,767  $  6,806  $  6,700  $  6,574  $  6,587  $  6,540  $  6,409  $  6,378

Total primary risk in force by
  credit score
    FICO less than 575                        0.8%      0.8%      0.9%      1.0%      1.0%      1.1%      1.1%      1.3%      1.4%
    FICO between 575 and 619                  4.1%      4.3%      4.4%      4.6%      4.6%      4.6%      4.7%      4.9%      4.9%
    FICO between 620 and 659                 17.8%     17.9%     18.2%     18.3%     18.1%     17.9%     17.6%     17.2%     16.9%
    FICO between 660 and 699                 24.5%     24.4%     24.4%     24.6%     24.7%     24.7%     24.6%     24.5%     24.3%
    FICO between 700 and 739                 23.9%     23.9%     23.8%     23.7%     23.8%     23.8%     24.1%     24.2%     24.2%
    FICO greater than 739                    28.9%     28.7%     28.3%     27.9%     27.8%     27.8%     28.0%     28.0%     28.2%

Modified Pool gross risk in force         $    751  $    616  $    579  $    489  $    462  $    416  $    388  $    374  $    350
    Deductibles on gross risk             $     83  $     71  $     68  $     59  $     53  $     42  $     35  $     31  $     25

Modified pool risk in force by
  credit score(2)
    FICO less than 575                        0.2%      0.2%      0.2%      0.3%      0.3%      0.4%      0.5%      0.6%      0.7%
    FICO between 575 and 619                  1.0%      1.1%      1.2%      1.6%      1.8%      2.2%      2.3%      2.5%      3.1%
    FICO between 620 and 659                 12.2%     14.2%     14.8%     17.4%     18.3%     20.5%     21.2%     22.6%     25.0%
    FICO between 660 and 699                 29.9%     31.1%     31.5%     33.2%     33.1%     32.9%     33.7%     33.8%     32.8%
    FICO between 700 and 739                 29.7%     28.4%     28.1%     27.2%     26.7%     25.1%     24.2%     23.2%     22.0%
    FICO greater than 739                    27.1%     25.0%     24.1%     20.2%     19.7%     18.9%     18.1%     17.3%     16.4%

(1) The Credit Quality of loans notated above are defined as followed: Prime - All business that is not Alt A, A-, or subprime; Alt A - Loans with credit scores >= 620 and that were underwritten with low or no documentation; A minus - Loans with credit scores >= 575 and <= 619; Subprime - Loans with credit scores less than 575
(2) Percentages represent distribution of direct Risk in Force (RIF) on a per policy basis and do not account for applicable stop loss amounts.

                               Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                           Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,
                                            2006      2005      2005      2005      2005      2004      2004      2004      2004
                                            ----      ----      ----      ----      ----      ----      ----      ----      ----
                                                             (Dollars in millions unless otherwise indicated)
Production
----------
Primary new insurance written (NIW)       $  1,948  $  2,263  $  3,093  $  2,941  $  2,191  $  2,476  $  2,716  $  3,019  $  2,497

Modified Pool NIW                         $  4,606  $  2,255  $  4,526  $  1,798  $  2,103  $  1,606  $  1,297  $  1,394  $  2,165

Product mix as a % of primary flow NIW:

     - Greater than 95% LTV's                10.1%     11.2%     13.8%     11.6%     12.8%     13.7%     13.9%     11.8%     10.0%

     -  ARMs                                 32.4%     30.4%     35.9%     43.7%     38.1%     36.7%     37.0%     33.2%     26.9%

     - Monthly premium                       99.6%     99.5%     96.8%     94.3%     93.1%     93.5%     93.3%     90.7%     91.1%
     -  Annual premium                        0.1%      0.2%      3.0%      5.4%      5.7%      6.1%      6.2%      9.0%      8.5%

     -  Refinances                           33.6%     28.6%     26.5%     33.6%     35.0%     30.1%     22.0%     32.3%     35.4%

Primary new risk written (gross)          $    490  $    583  $    822  $    723  $    540  $    642  $    724  $    775  $    634

Modified Pool new risk written            $    142  $     55  $     97  $     46  $     62  $     46  $     27  $     30  $     59

NIW subject to captive reinsurance
  arrangements
     - Primary flow business                 55.1%     55.1%     58.1%     54.6%     47.4%     52.8%     51.3%     58.7%     60.3%

Loan Statistics
---------------

Primary number of insured loans            215,736   217,397   219,159   219,256   217,657   218,011   217,305   214,991   214,273

Primary average loan size ($ thousands)   $  138.6  $  137.0  $  136.1  $  134.5  $  133.2  $  132.9  $  132.6  $  131.9  $  131.9

Primary risk in force by policy year
    2001 and prior                            6.4%      6.9%      7.6%      8.6%      9.7%     10.7%     12.1%     14.1%     16.8%
    2002                                      8.0%      8.6%      9.5%     11.1%     12.6%     14.0%     15.9%     18.4%     21.8%
    2003                                     24.6%     26.6%     29.3%     33.4%     37.3%     40.5%     44.5%     49.0%     53.6%
    2004                                     24.4%     26.1%     28.2%     31.4%     34.2%     34.8%     27.5%     18.5%      7.9%
    2005                                     31.3%     31.8%     25.4%     15.5%      6.2%        -         -         -         -
    2006                                      5.3%        -         -         -         -         -         -         -         -


Modified Pool number of insured loans      101,934    85,091    78,241    59,581    55,182    48,563    43,286    39,519    35,410

Modified Pool average loan
   size ($ thousands)                     $  179.6  $  171.8  $  171.3  $  168.1  $  167.0  $  161.9  $  161.9  $  161.7  $  158.5

Note: The Company periodically enters into structured transactions involving loans that have insurance effective dates within the current reporting period but for which detailed loan information regarding the insured loans is not provided until later. When this occurs, the Company accrues due premium in the reporting period based on each loan's insurance effective date; however, the loans are not reflected in the Company's in force and related data totals until the loan level detail is reported to the Company. At March 31, 2006, the Company had approximately $1.5 billion of structured transactions with effective dates within the first quarter for which loan level detail had not been received.

                              Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                           Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,
                                            2006      2005      2005      2005      2005      2004      2004      2004      2004
                                            ----      ----      ----      ----      ----      ----      ----      ----      ----
                                                             (Dollars in millions unless otherwise indicated)
Delinquencies and Claim Information
-----------------------------------
Total primary delinquent loans               5,116     5,336     4,312     4,013     4,134     4,203     3,902     3,709     3,728

Total modified pool delinquent loans         1,776     1,827     1,341     1,312     1,329     1,242     1,106     1,056       994
    - With deductibles                       1,127     1,090       709       612       538       410       197       121        66
    - Without deductibles                      649       737       632       700       791       832       909       935       928

Total primary delinquency rate               2.37%     2.45%     1.97%     1.83%     1.90%     1.93%     1.80%     1.73%     1.74%

Modified Pool delinquency rate               1.74%     2.15%     1.71%     2.20%     2.41%     2.56%     2.56%     2.67%     2.81%

Primary average severity ($ thousands)    $   26.3  $   26.2  $   26.2  $   28.9  $   24.7  $   24.1  $   19.3  $   24.2  $   27.4

Primary net paid claims ($ thousands)     $ 13,284  $ 11,562  $ 11,982  $ 12,147  $  8,681  $  7,138  $  6,547  $  6,310  $  5,702

Modified Pool average
   severity ($ thousands)                $   16.4   $   18.0  $   22.0  $   24.5  $   17.6  $   14.7  $   12.4  $   14.0  $   18.1

Modified Pool net paid
   claims ($ thousands)                  $  1,100   $    862  $  1,475  $  1,150  $    970  $  1,193  $    733  $    406  $    308

Financial Information
---------------------

Loss ratio - GAAP                            34.1%     48.9%     38.4%     42.0%     27.4%     27.0%     25.8%     22.5%     26.3%
Expense ratio - GAAP                         25.6%     26.4%     26.1%     26.4%     28.1%     27.8%     28.6%     29.7%     29.4%
Combined ratio - GAAP                        59.7%     75.3%     64.5%     68.4%     55.5%     54.8%     54.4%     52.2%     55.7%

Risk-to-capital ratio                       12.3:1    12.6:1    13.0:1    13.1:1    13.7:1    14.0:1    14.4:1    14.6:1    15.2:1

Annual persistency - primary                 71.1%     70.0%     69.7%     70.9%     69.0%     68.5%     67.8%     60.9%     56.2%